September 3, 2013

Investors May Contact:
Anne Walker, Bank of America, 1.646.855.3644
Lee McEntire, Bank of America, 1.980.388.6780

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.980.388.2840
jerome.f.dubrowski@bankofamerica.com

Bank of America to Sell Remaining Stake in China Construction Bank

Strategic Assistance Agreement Continues

CHARLOTTE - Bank of America Corporation today announced that it agreed to sell its remaining equity investment in China Construction Bank Corporation (CCB), representing approximately 2 billion shares, or 1 percent of all CCB shares outstanding. The strategic assistance agreement (SAA) between Bank of America and CCB, which was recently extended to 2016, will continue.

Under the SAA, Bank of America provides advice and assistance to CCB in specified business areas, focusing on processes and systems including customer service and sales models. Bank of America benefits through increased brand recognition in China and enhanced international business experience for Bank of America employees. Approximately 3,100 Bank of America employees and 5,000 CCB employees have participated in SAA exchanges since 2005.

"The Bank of America - CCB relationship continues to bring substantial benefits to each company," said Bank of America Chief Executive Officer Brian Moynihan. "We have built a strategic partnership based on shared operational expertise, and our clients in China and Asia recognize Bank of America's ongoing association with one of the world's leading financial institutions."

The transaction is expected to generate a pretax gain of approximately $750 million in the third quarter of 2013. This gain could be partially offset by negative fair value option (FVO) adjustments and debit valuation adjustments (DVA) if the company's credit spreads, which have improved significantly during the third quarter of 2013, remain at current levels when measured on September 30, 2013.

Forward-looking Statements
Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America based on available information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this news release include, without limitation, statements concerning the estimated pretax gain on the sale of CCB shares, expectations regarding the possible impact to noninterest revenue of FVO and DVA, and assumptions regarding the company's credit spreads. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those discussed under Item 1A. “Risk Factors” of Bank of America's Annual Report on Form 10-K for the year ended December 31, 2012 and in any of Bank of America's other subsequent Securities and Exchange Commission filings.

Bank of America
Bank of America is one of the world's largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. We serve approximately 51 million consumer and small business relationships with approximately 5,300 retail banking offices and approximately 16,350 ATMs and award-winning online banking with 30 million active users and more than 13 million mobile users. Bank of America is among the world's leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

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